EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Nucor Corporation, which is incorporated by reference in Nucor Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP


Charlotte, North Carolina
August 16, 1999

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